Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

APA Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.625 par value	457(f)(1) 457(c)	71,750,560	N/A	$2,244,398,804.97	0.0001476

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts (3)					$2,244,398,804.97		$331,273.26

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fees Due							$331,273.26

(1)

Represents the estimated maximum number of shares of common stock, par value $0.625 per share (“APA Common Stock”), of APA Corporation (“APA”) being registered upon completion of the merger of a wholly-owned subsidiary of APA with and into Callon Petroleum Company (“Callon”) described in the joint proxy statement/prospectus contained herein based upon (a)(i) 66,474,525 shares of common stock, par value $0.01 per share (“Callon Common Stock”), of Callon, issued and outstanding; (ii) 723,628 shares of Callon Common Stock underlying outstanding time-based restricted stock units; (iii) 150,000 shares of Callon Common Stock underlying market stock units (assuming the maximum level of achievement in accordance with the terms of the applicable award agreements); (iv) 481,250 shares of Callon Common Stock underlying outstanding warrants of Callon; (v) 883,132 shares of Callon Common Stock underlying the 2024 long-term incentive awards of Callon; (vi) 58,875 shares of Callon Common Stock underlying 2024 incentive compensation for new hires of Callon; and (vii) 54,067 shares of Callon Common Stock underlying 2024 director compensation of Callon, and (b) the exchange ratio of 1.0425 shares of APA Common Stock per share of Callon Common Stock.

(2)

Calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, based on the average of the high and low prices of Callon Common Stock as reported on the New York Stock Exchange on January 29, 2024 ($32.61 per share), multiplied by the estimated maximum number of shares of Callon Common Stock (68,825,477) that may be exchanged or converted for the securities being registered.